Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Par Pharmaceutical Companies, Inc. (the “Company”) for the quarterly period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Tropiano, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification accompanies the Report and shall not be deemed filed with the Securities and Exchange Commission and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

/s/ Michael A. Tropiano
Michael A. Tropiano Executive Vice President and Chief Financial Officer

   May 5, 2011